Exhibit 10.68

For Awards for Chief Executive Officer, Chief Financial Officer and the General Counsel

Performance Based Restricted Stock Award Terms
under the
ACE Limited 2004 Long-Term Incentive Plan
The Participant has been granted a Performance Based Restricted Stock Award by ACE Limited (the “Company”) under the ACE Limited 2004 Long-Term Incentive Plan (the “Plan”). The shares of Stock granted as Covered Performance Shares and Premium Performance Shares pursuant to this Performance Based Restricted Stock Award shall be subject to the following Performance Based Restricted Stock Award Terms:
1.Terms of Award. The following words and phrases used in these Performance Based Restricted Stock Award Terms shall have the meanings set forth in this paragraph 1:

(a)	The “Participant” is , who is the individual recipient of the Performance Based Restricted Stock Award on the specified Grant Date.

(b)	The “Grant Date” is [Insert Date].

(c)	The “Commencement Date” is [Insert Date].

(d)
The number of “Covered Performance Shares” is , which is 50% [75% for Chief Executive Officer] of that portion of the Participant’s annual Long-Term Incentive Award which is granted in the form of restricted shares for the year in which the Grant Date occurs, as reflected in the corporate records and shown in the Record-Keeping System in the Participant’s individual account records.

(e)	The number of Premium Performance Shares is [ ] [number equal to the number of Covered Performance Shares.]

Other words and phrases used in these Performance Based Restricted Stock Award Terms are defined pursuant to paragraph 11 or elsewhere in these Performance Based Restricted Stock Award Terms.
2.Restricted Period. Subject to the limitations of these Performance Based Restricted Stock Award Terms, the “Restricted Period” for each Installment of Covered Performance Shares of the Performance Based Restricted Stock Award shall begin on the Grant Date and end as described below (but only if the Date of Termination has not occurred before the end of the Restricted Period):

(a)
The Restricted Period shall end with respect to a number of the Covered Performance Shares determined by multiplying one quarter (1/4) of the Covered Performance Shares (the “First Installment”) by the applicable Performance Percentage on the later of the applicable Certification Date (as defined below) or the one-year anniversary of the Grant Date, if the Performance Goal has been fully or partially satisfied for the measurement period beginning on the Commencement Date and ending on the one-year anniversary of the Commencement Date (the “First Installment Primary Performance Measurement Period”). If the Performance Goal with respect to the First Installment Primary Performance Measurement Period has not been fully satisfied such that the applicable Performance Percentage did not equal 100% for the First Installment Primary Performance Measurement Period, then the Restricted Period for all or a portion of the First Installment shall end on the earliest of the two-year, three-year, or four-year anniversary of the Grant Date (or, if later than the anniversary of the Grant Date, on the applicable Certification Date) on which the Performance Goal has been fully or partially satisfied for the measurement period beginning on the Commencement Date and ending on the two-year, three-year, or four-year anniversary of the Commencement Date, as applicable (each, a “First Installment Secondary Performance Measurement Period”) and the Performance Percentage as measured over any First Installment Secondary Performance Measurement Period is greater than it was over the First Installment Primary Performance Measurement Period or any previous First Installment Secondary Performance Measurement Period. For any First Installment Secondary Performance Measurement Period pursuant to which the conditions of the previous sentence have been met, the Restricted Period shall end with respect to a number of the Covered Performance Shares determined by multiplying the number of shares in the First Installment by the applicable Performance Percentage for such First Installment Secondary Performance Measurement Period minus the greatest applicable Performance Percentage taken into account in any previous Performance Measurement Period for the First

Installment on the later of the applicable Certification Date (as defined below) or the applicable anniversary of the Grant Date.

(b)
The Restricted Period shall end with respect to a number of the Covered Performance Shares determined by multiplying one quarter (1/4) of the Covered Performance Shares (the “Second Installment”) by the applicable Performance Percentage on the later of the applicable Certification Date or the two-year anniversary of the Grant Date, if the Performance Goal has been fully or partially satisfied for the measurement period beginning on the one-year anniversary of the Commencement Date and ending on the two-year anniversary of the Commencement Date (the “Second Installment Primary Performance Measurement Period”). If the Performance Goal with respect to the Second Installment Primary Performance Measurement Period has not been fully satisfied such that the applicable Performance Percentage did not equal 100% for the Second Installment Primary Performance Measurement Period, then the Restricted Period for all or a portion of the Second Installment shall end on the earlier of the three-year anniversary or the four-year anniversary of the Grant Date (or, if later than the anniversary of the Grant Date, on the applicable Certification Date) on which the Performance Goal has been fully or partially satisfied for the measurement period beginning on the one-year anniversary of the Commencement Date and ending on the three-year or four-year anniversary date of the Commencement Date, as applicable (each, a “Second Installment Secondary Performance Measurement Period”) and the Performance Percentage as measured over any Second Installment Secondary Performance Measurement Period is greater than it was over the Second Installment Primary Performance Measurement Period or any previous Second Installment Secondary Performance Measurement Period. For any Second Installment Secondary Performance Measurement Period pursuant to which the conditions of the previous sentence have been met, the Restricted Period shall end with respect to a number of the Covered Performance Shares determined by multiplying the number of shares in the Second Installment by the applicable Performance Percentage for such Second Installment Secondary Performance Measurement Period minus the greatest applicable Performance Percentage taken into account in any previous Performance Measurement Period for the Second Installment on the later of the applicable Certification Date (as defined below) or the applicable anniversary of the Grant Date.

(c)
The Restricted Period shall end with respect to a number of the Covered Performance Shares determined by multiplying one quarter (1/4) of the Covered Performance Shares (the “Third Installment”) by the applicable Performance Percentage on the later of the applicable Certification Date or the three-year anniversary of the Grant Date, if the Performance Goal has been fully or partially satisfied for the measurement period beginning on the two-year anniversary of the Commencement Date and ending on the three-year anniversary of the Commencement Date (the “Third Installment Primary Performance Measurement Period”). If the Performance Goal with respect to the Third Installment Primary Performance Measurement Period has not been fully satisfied such that the applicable Performance Percentage did not equal 100% for the Third Installment Primary Performance Measurement Period, then the Restricted Period for all or a portion of the Third Installment shall end on the four-year anniversary of the Grant Date (or, if later than the anniversary of the Grant Date, on the applicable Certification Date) if the Performance Goal has been fully or partially satisfied for the measurement period beginning on the two-year anniversary of the Commencement Date and ending on the four-year anniversary of the Commencement Date (the “Third Installment Secondary Performance Measurement Period”) and the Performance Percentage as measured over the Third Installment Secondary Performance Measurement Period is greater than it was over the Third Installment Primary Performance Measurement Period. If, for the Third Installment Secondary Performance Measurement Period, the conditions of the previous sentence have been met, the Restricted Period shall end with respect to a number of the Covered Performance Shares determined by multiplying the number of shares in the Third Installment by the applicable Performance Percentage for such Third Installment Secondary Performance Measurement Period minus the applicable Performance Percentage taken into account for the Third Installment Primary Performance Measurement Period on the later of the applicable Certification Date (as defined below) or the applicable anniversary of the Grant Date.

(d)
The Restricted Period shall end with respect to a number of the Covered Performance Shares determined by multiplying one quarter (1/4) of the Covered Performance Shares (the “Fourth Installment”) by the applicable Performance Percentage on the later of the applicable Certification Date or the four-year anniversary of the Grant Date, if the Performance Goal has been fully or partially satisfied for the measurement period beginning on the three-year anniversary of the Commencement Date and ending on the four-year anniversary of the Commencement Date (which measurement period shall be both the “Fourth Installment Primary Performance Measurement Period” and the “Fourth Installment Secondary Performance Measurement Period”).

(e)
If the Cumulative Performance of the Company during the period beginning on the Commencement Date and ending on the four-year anniversary of the Commencement Date (the “Four-Year Performance Measurement Period”) is greater than the Cumulative Performance of 65% of the Peer Companies, the Restricted Period shall end for any Covered Performance Shares that have not previously vested in accordance with this paragraph 2 on the date the Committee certifies that the requisite Cumulative Performance has been achieved during the applicable Four-Year Performance Measurement Period (which date of certification is the “Cumulative Performance Certification Date”).

For the avoidance of doubt, the Restricted Period with respect to any Installment shall end only upon the Committee’s certification that the Performance Goal with respect to such Installment for the applicable Performance Measurement Period has been satisfied (which date of certification with respect to any Installment is the “Certification Date” applicable to such Installment).
3.Retirement. If the Participant’s Date of Termination occurs because of Retirement, then for any Covered Performance Shares and any Premium Performance Shares as to which the Restricted Period has not otherwise ended prior to the Date of Termination, the Participant shall become vested and the Restricted Period shall end for any Covered Performance Shares if and when the terms of paragraph 2 are satisfied with respect to such Covered Performance Shares and for any Premium Performance Shares if and when the terms of paragraph 6 are satisfied with respect to such Premium Performance Shares, in each case, determined as though the Participant had remained employed and the Date of Termination had not occurred prior to the end of any applicable Restricted Period for purposes of this Agreement.

4.Death, Long-Term Disability and Change in Control. Notwithstanding the provisions of paragraph 2, the Restricted Period for one or more Installments of Covered Performance Shares shall end prior to the date specified in the schedule set forth in paragraph 2 to the extent set forth below:

(a)
For Covered Performance Shares as to which the Restricted Period has not ended prior to the Date of Termination, the Restricted Period for such Covered Performance Shares shall end upon the Participant’s Date of Termination, and the Installments shall vest upon the Date of Termination, if the Date of Termination occurs by reason of the Participant’s death.

(b)
For Covered Performance Shares as to which the Restricted Period has not ended prior to the Date of Termination, the Restricted Period for such Covered Performance Shares shall end upon the Participant’s Date of Termination, and the Installments shall vest upon the Date of Termination, if the Date of Termination occurs by reason of the Participant’s Long-Term Disability.

(c)
If the Participant's Date of Termination is a Change in Control Date of Termination, then, for Covered Performance Shares, if any, as to which the Restricted Period has not ended prior to the Participant’s Date of Termination, the Restricted Period for such Covered Performance Shares will end on the Change in Control Date of Termination; provided that if the Participant's Change in Control Date of Termination occurs within the 180-day period immediately preceding the date of a Change in Control, then the Restricted Period for all unvested Covered Performance Shares held by the Participant on the Date of Termination will end, and those Covered Performance Shares will vest on the date of a Change in Control.

5.Transfer and Forfeiture of Shares. The transfer and forfeiture of shares shall be subject to the following:

(a)
Except as provided in paragraphs 3 and 4 above, the Participant will be vested in any Covered Performance Shares if the Date of Termination has not occurred prior to the last day of the Restricted Period with respect to those shares and the requirements of paragraph 2 have been satisfied. Upon vesting at the end of such Restricted Period, those shares will be transferred to the Participant free of all restrictions.

(b)
Except as otherwise determined by the Committee and as provided in paragraphs 3 and 4 above, the Participant shall forfeit any Covered Performance Shares as of the Date of Termination, if such Date of Termination occurs prior to vesting of those shares. Any Covered Performance Shares that have not vested as of the end of the Restricted Period that includes the Four-Year Performance Measurement Period shall be forfeited by the Participant as of the Cumulative Performance Certification Date.

(c)
Notwithstanding anything to the contrary in any employment agreement between the Participant and the Company or a Subsidiary or any severance plan maintained by the Company or a Subsidiary in which the Participant participates, the Participate acknowledges and agrees that the Covered Performance Shares and Premium Performance Shares shall vest (and the Restricted Period shall end) only as provided by, and subject to the terms of, this Performance Based Restricted Stock Award.

6.Premium Performance Shares. The vesting of the Premium Performance Shares under this paragraph 6 will be based on the Cumulative Performance of ACE Limited during the Four-Year Performance Measurement Period and will be determined as follows:

(a)
The Restricted Period shall end for the number of the Premium Performance Shares determined by multiplying the number of Covered Performance Shares that became vested pursuant to the terms of paragraph 2 by the Premium Award Performance Percentage (as determined below).

(b)	The Premium Award Performance Percentage will be determined in accordance with the following schedule:

If the Cumulative Performance of ACE Limited during the Four-Year Performance Measurement Period:	The Premium Award Performance Percentage will be:
Does not exceed the 65th percentile of the Cumulative Performance of the Peer Companies	0%
Exceeds the 65th percentile, but does not exceed the 75th percentile, of the Cumulative Performance of the Peer Companies	50%, as increased to the extent, if any, provided pursuant to the following provisions of this paragraph (b)
Exceeds the 75th percentile of the Cumulative Performance of the Peer Companies	100%
If the Cumulative Performance of ACE Limited exceeds the 65th percentile but does not exceed the 75th percentile of the Cumulative Performance of the Peer Companies during the Four-Year Performance Measurement Period, then the Premium Award Performance Percentage will be a percentage between 50% and 100%, based on an interpolation of the ACE Limited Cumulative Performance falling between the 65th percentile and 75th percentile of the Cumulative Performance of the Peer Companies during the Four-Year Performance Measurement Period.

(c)
Notwithstanding the foregoing provisions of this paragraph 6, the Participant shall vest in the number of Premium Performance Shares determined above on the later of the Cumulative Performance Certification Date or the four-year anniversary of the Grant Date, but only if the Committee certifies that the requisite Cumulative Performance has been achieved during the applicable Four-Year Performance Measurement Period on the Cumulative Performance Certification Date. Upon vesting at the end of such Restricted Period, those shares will be transferred to the Participant free of all restrictions. Except as provided in paragraph 3 for a Date of Termination that occurs because of Retirement, the Participant shall not be entitled to vesting of any Premium Performance Shares if the Date of Termination occurs before the later of the Cumulative Performance Certification Date or the four-year anniversary of the Grant Date for any reason.

7.Withholding. All deliveries and distributions and the vesting of shares of stock under these Performance Based Restricted Stock Award Terms are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan; provided, however, that such shares may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

8.Transferability. Except as otherwise provided by the Committee, awards under these Performance Based Restricted Stock Award Terms may not be sold, assigned, transferred, pledged or otherwise encumbered prior to vesting and delivery.

9.Dividends. Dividends paid with respect to the Covered Performance Shares and the Premium Performance Shares with respect to record dates on or after the Grant Date for such shares but prior to the end of the Restricted Period for such shares shall be accumulated and distributed to the Participant on the date that the Restricted Period ends with respect to the share pursuant to which such dividend was paid; provided, however that no dividends or distributions shall be payable to or for the benefit of the Participant with respect to record dates for such dividends or distributions for any Covered Performance Shares or Premium Performance Shares occurring on or after the date, if any, on which the Participant has forfeited those shares. Notwithstanding the foregoing, if the right to the payment of dividends with respect to a Covered Performance Share or a Premium Performance Share would otherwise constitute nonqualified deferred compensation subject to Section 457A of the Internal Revenue Code (“Code Section 457A”), then, (i) any dividends accumulated in relation to Covered Performance Shares and Premium Performance Shares as of the date that the right to receive such payments is no longer treated as subject to a substantial risk of forfeiture for purposes of Code Section 457A (the “457A Vesting Date”) shall be used to purchase additional Covered Performance Shares and Premium Performance Shares subject to the same vesting provisions of the original Covered Performance Shares and Premium Performance Shares to which such accumulated dividends relate and any remaining unused cash amounts that are not sufficient to purchase an additional share shall be distributed to the Participant and (ii) any dividends that are paid on or after the 457A Vesting Date but prior to the vesting of the Covered Performance Shares and Premium Performance Shares shall be used to purchase additional Covered Performance Shares and Premium Performance Shares subject to the same vesting provisions of the original Covered Performance Shares and Premium Performance Shares to which such dividends relate and any remaining unused cash amounts that are not sufficient to purchase an additional share shall be distributed to the Participant.

10.Voting. The Participant shall not be prevented from voting the Covered Performance Shares merely because those shares are subject to the restrictions imposed by these Performance Based Restricted Stock Award Terms and the Plan; provided, however, that the Participant shall not be entitled to vote Covered Performance Shares with respect to record dates for any Covered Performance Shares occurring on or after the date, if any, on which the Participant has forfeited those shares. The Participant acknowledges and agrees that he or she shall not be entitled to vote any Premium Performance Shares if the record date for entitlement to voting occurs prior to the date on which such shares become vested pursuant to paragraph 6.

11.Deposit of Performance Based Restricted Stock Award. Each certificate issued in respect of the Covered Performance Shares and Premium Performance Shares awarded under these Performance Based Restricted Stock Award Terms shall be registered in the name of the Participant and shall be deposited in a bank designated by the Committee.

12.Definitions. For purposes of these Performance Based Restricted Stock Award Terms, words and phrases shall be defined as follows:

(a)	Cause. The term “Cause” shall mean - unless otherwise defined in an employment agreement between the Participant and the Company or Subsidiary - the occurrence of any of the following:

(i) a conviction of the Participant with respect to a (x) felony or (y) a misdemeanor involving moral turpitude; or

(ii) willful misconduct or gross negligence by the Participant resulting, in either case, in harm to the Company or any Subsidiary; or

(iii) failure by the Participant to carry out the lawful and reasonable directions of the Board or the Participant’s immediate supervisor, as the case may be; or

(iv) refusal to cooperate or non-cooperation by the Participant with any governmental regulatory authority; or

(v) fraud, embezzlement, theft or dishonesty by the Participant against the Company or any Subsidiary or a material violation by the Participant of a policy or procedure of the Company, resulting, in any case, in harm to the Company or any Subsidiary.

(b)	Change in Control. The term “Change in Control” shall be defined as set forth in the Plan.

(c)
Change in Control Date Termination. The term “Change in Control Date of Termination” means (A) the Participant's Date of Termination that occurs for any reason (including, without limitation, voluntary resignation of the Participant with or without Good Reason) during the first calendar month that begins on or after the six month anniversary of the date of a Change in Control or (B) the Participant’s Date of Termination that occurs because the Company and/or any of the Related Companies terminates the Participant’s employment with the Company and/or the Related Companies without Cause (other than due to death, a Long-Term Disability or a Retirement) or because the Participant terminates his or her employment for Good Reason, provided that such termination in accordance with this clause (B) occurs during the period commencing on the 180th day immediately preceding a Change in Control date and ending on the two year anniversary of such Change in Control date.

(d)
Cumulative Performance. The term “Cumulative Performance” means, as to ACE Limited or the Peer Companies, the growth in tangible book value per common shares outstanding as reported under GAAP for ACE Limited or the Peer Companies during the Four-Year Performance Measurement Period beginning on the Commencement Date and ending on the fourth anniversary of the Commencement Date. The determination of the Cumulative Performance and its parameters is subject to rules established by the Committee within 90 days of the beginning of the Four-Year Performance Measurement Period. The Committee, in its discretion, may adjust the reported tangible book value for ACE Limited or the Peer Companies for any Four-Year Performance Measurement Period; provided, however, that no such adjustment may result in an increase in the number of Covered Performance Shares or Premium Performance Shares which vest (as described in paragraph 6) over the number of shares that would have otherwise vested had the reported tangible book value for either ACE Limited or the Peer Companies not been adjusted.

(e)
Date of Termination. A Participant’s “Date of Termination” means, with respect to an employee, the date on which the Participant’s employment with the Company and the Subsidiaries terminates for any reason, and with respect to a Director, the date immediately following the last day on which the Participant serves as a Director; provided that a Date of Termination shall not be deemed to occur by reason of a Participant’s transfer of employment between the Company and a Subsidiary or between two Subsidiaries; further provided that a Date of Termination shall not be deemed to occur by reason of a Participant’s cessation of service as a Director if immediately following such cessation of service the Participant becomes or continues to be employed by the Company or a Subsidiary, nor by reason of a Participant’s termination of employment with the Company or a Subsidiary if immediately following such termination of employment the Participant becomes or continues to be a Director; and further provided that a Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant’s employer.

(f)	Director. The term “Director” means a member of the Board, who may or may not be an employee of the Company or a Subsidiary.

(g)
Good Reason. The term “Good Reason” shall mean - unless otherwise defined in an in-force employment agreement between the Participant and the Company or Subsidiary - the occurrence of any of the following within the 60-day period preceding a Date of Termination without the Participant’s prior written consent:

(i) a material adverse diminution of the Participant’s titles, authority, duties or responsibilities, or the assignment to the Participant of titles, authority, duties or responsibilities that are materially inconsistent with his or her titles, authority, duties and/or responsibilities in a manner materially adverse to the Participant; or

(ii) a reduction in the Participant’s base salary or annual bonus opportunity (other than any reduction applicable to all similarly situated Executives generally); or

(iii) a failure of the Company to obtain the assumption in writing of its obligations under the Plan by any successor to all or substantially all of the assets of the Company within 45 days after a merger, consolidation, sale or similar transaction that qualifies as a Change in Control.

(h)
Long-Term Disability. A Participant shall be considered to have a “Long-Term Disability” if the Participant is determined to be eligible for long-term disability benefits under the long-term disability plan in which the Participant participates and which is sponsored by the Company or a Subsidiary; or if the Participant does not participate in a long-term disability plan sponsored by the Company or a Subsidiary, then the Participant shall be considered to have a “Long-Term Disability” if the Committee determines, under standards comparable to those of the Company’s long-term disability plan, that the Participant would be eligible for long-term disability benefits if he or she participated in such plan.

(i)
Peer Companies. The term “Peer Companies” means the companies which are in the ACE Financial Performance Peer Group as determined by the Committee within 90 days of the beginning of the applicable Performance Period and for which financial information is available for all year(s) in such Performance Measurement Period.

(j)
Performance Goal. The term “Performance Goal” for any Primary Performance Measurement Period or Secondary Performance Measurement Period means the achievement by ACE Limited of growth in tangible book value per common shares outstanding as reported under GAAP during such Performance Measurement Period, as compared to the growth in tangible book value per common shares outstanding as reported under GAAP during the same Performance Measurement Period by the Peer Companies. The determination of the Performance Goal and its parameters is subject to rules established by the Committee within 90 days of the beginning of the applicable

Performance Measurement Period. The Committee, in its discretion, may adjust the reported tangible book value for ACE Limited or the Peer Companies for any Primary Performance Measurement Period or Secondary Performance Measurement Period; provided, however, that no such adjustment may result in an increase in the number of Covered Performance Shares which are earned and vested at the end of any such Performance Measurement Period over the number of Covered Performance Shares that would have been earned and vested had the reported tangible book value for either ACE Limited or the Peer Companies not been adjusted.

(k)
Performance Measurement Period. The term “Performance Measurement Period” shall mean the Primary Performance Measurement Period or the Secondary Performance Measurement Period, as applicable, with respect to an Installment of Covered Performance Shares; and shall mean the Four-Year Performance Measurement Period with respect to the Covered Performance Shares as described in paragraph 2(e) and Premium Performance Shares as described in paragraph 6.

(l)
Performance Percentage. The term “Performance Percentage” shall mean the applicable Performance Percentage determined based on the achievement of the Performance Goal over a Performance Measurement Period by ACE Limited as compared to the Peer Companies:

If the Satisfaction of ACE Limited of the Performance Goal during the applicable Performance Measurement Period:	The Performance Percentage will be:
Does not exceed the 25th percentile of the satisfaction of the Performance Goal of the Peer Companies	0%
Exceeds the 25th percentile, but does not exceed the 50th percentile, of the satisfaction of the Performance Goal of the Peer Companies	50%
Exceeds the 50th percentile of the satisfaction of the Performance Goal of the Peer Companies	100%

(m)
Retirement. The term “Retirement” means the Participant’s Date of Termination that occurs on or after the Participant has both completed at least ten years of service with the Company or a Subsidiary and attained at least age 62; provided, however, that a Date of Termination will not be treated as a Retirement unless the Participant (i) has terminated employment in good standing with the Company or a Subsidiary, and (ii) executes an agreement and release as required by the Company which will include, without limitation, a general release, and non-competition and non-solicitation provisions.  A Participant shall be deemed to have executed a release as described in clause (ii) above only if such release is returned by such time as is established by the Company; provided that to the extent benefits provided pursuant to the Plan would be considered to be provided under a nonqualified deferred compensation plan as that term is defined in Treas. Reg. §1.409A-1, such benefits shall be paid to the Participant only if the release is returned in time to permit the distribution of the benefits to satisfy the requirements of Section 409A of the Internal Revenue Code with respect to the time of payment.

13.Plan Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in these Performance Based Restricted Stock Award Terms.

14.Heirs and Successors. These Performance Based Restricted Stock Terms shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. If any benefits deliverable to the Participant under these Performance Based Restricted Stock Terms have not been delivered at the time of the Participant’s death, such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of these Performance Based Restricted Stock Terms and the Plan. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the complete distribution of benefits to the Designated Beneficiary under these Performance Based Restricted Stock Terms, then any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

15.Administration. The authority to manage and control the operation and administration of these Performance Based Restricted Stock Award Terms shall be vested in the Committee, and the Committee shall have all powers with respect to these Performance Based Restricted Stock Award Terms as it has with respect to the Plan. Any interpretation of these Performance Based Restricted Stock Award Terms by the Committee and any decision made by it with respect to these Performance Based Restricted Stock Award Terms are final and binding on all persons.

16.Plan and Corporate Records Govern. Notwithstanding anything in these Performance Based Restricted Stock Award Terms to the contrary, these Performance Based Restricted Stock Award Terms shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and these Performance Based Restricted Stock Award Terms are subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Notwithstanding anything in the Performance Based Restricted Stock Terms to the contrary, in the event of any discrepancies between the corporate records regarding this award and the Record-Keeping System, the corporate records shall control.

17.Not An Employment Contract. The Performance Based Restricted Stock Award will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.

18.Notices. Any written notices provided for in these Performance Based Restricted Stock Award Terms or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.

19.Fractional Shares. In lieu of issuing a fraction of a share, resulting from an adjustment of the Performance Based Restricted Stock Award pursuant to paragraph 5.2(f) of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share.

20.Amendment. These Performance Based Restricted Stock Award Terms may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Participant and the Company without the consent of any other person.

IN WITNESS WHEREOF, the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.
ACE LIMITED

By:     ______________________________________
Its:     ______________________________________

I hereby agree to all the terms, restrictions and conditions set forth in the Agreement:
______________________________________
Participant